EXHIBIT 10(E)

                            RELM WIRELESS CORPORATION
                             1997 STOCK OPTION PLAN
                             ----------------------
                           (As amended June 23, 1998)

                                    ARTICLE I
                                     GENERAL
                                     -------


     1.01 Purpose. The purposes of this Stock Option Plan are to:

     (a) closely associate the economic interests of the Employees of the Company with the economic interests of the shareholders of the Company;

     (b) promote the success of the Company's business;

     (c) maintain competitive compensation levels for the Employees of the Company; and

     (d) provide an incentive to the Employees of the Company to continue in the employment or service of the Company.

     1.02 Construction. The Plan (and the Options granted hereunder), as it applies to Options granted to Employees of the Company, is intended to qualify as a tax qualified, incentive stock option plan, and to be described under Code
Section 422 and Regulations issued thereunder. To the extent the Plan (and the Options granted hereunder) applies to Employees to whom the Committee intends to grant nonqualified stock options, the Plan is intended to be a nonqualified, stock option plan under Code Section 83 and Regulations issued thereunder. The Plan, and the Options granted hereunder, shall be interpreted and construed to achieve the intended purpose.

     1.03 Effective Date. The Plan is effective as of October 13, 1997.


                                   ARTICLE II
                                   DEFINITIONS
                                   -----------


     As used in the Plan, capitalized words in the Plan shall be defined as follows:

     2.01 "Beneficiary" means the person designated in the last will and testament of the Optionee as the beneficiary of the Optionee with respect to the Option. In the absence of such designation, the beneficiary of the Optionee shall be determined under the laws of descent and distribution of the state of domicile of the Optionee at the time of the Optionee's death.

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     2.02 "Board" means the Board of Directors of the Company.

     2.03 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.04 "Committee" means the committee of individuals appointed by the Board in accordance with Section 3.01 below to administer the Plan. Such Committee shall consist of two or more Non-Employee Directors.

     2.05 "Common Stock" means the voting common stock of the Company.

     2.06 "Company" means RELM Wireless Corporation, a Nevada corporation, its parents (if any), and any present or future subsidiaries.

     2.07 "Employee" means a common law employee of the Company, or any subsidiary of the Company, including, but not limited to common law employees who are also officers or directors of the Company.

     2.08 "Grant Date" means the date an Option is granted to an Employee and shall mean the date selected by the Committee as of which the Committee allots a specific number of Shares to an Optionee pursuant to the Plan.

     2.09 "Non-Employee Director" means a member of the Board who is a "non-employee director" as defined in Rule 16b-3 implementing the Securities Exchange Act of 1934.

     2.10 "Option" means the stock option granted pursuant to the Plan, which if granted to an Employee may be designated as being intended to qualify as a tax qualified, incentive stock option within the meaning of Code Section 422 or may be designated as being intended to be treated as a nonqualified, stock option within the scope of Code Section 83.

     2.11 "Option Agreement" means the written agreement between the Company and the Optionee evidencing the grant of the Option by the Company to the Optionee.

     2.12 "Optionee" means an Employee who has been granted an Option pursuant to the Plan, and who has executed an Option Agreement.

     2.13 "Plan" means this 1997 Stock Option Plan.

     2.14 "Share" means one share of Common Stock, as adjusted for recapitalization transactions in accordance with Section 7.01 below.

     2.15 "Regulations" means Treasury Regulations promulgated in accordance with the Code.

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                                   ARTICLE III
                                 ADMINISTRATION
                                 --------------

     3.01 The Committee. The Plan shall be administered by the Committee. The Committee may select one of its members as its chairperson, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     3.02 Authority of Committee. The Committee shall have the authority, in its sole discretion, but subject to the terms of the Plan, to:

     (a) grant Options to Employees in accordance with the terms of the Plan in such amount and on such terms as the Committee shall determine;

     (b) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate, provided such limitation, restriction and/or condition, in the case of a grant of an Option to an Employee that is intended to be a tax qualified stock option, is consistent with Code
Section 422, the Regulations thereunder, and this Plan; and

     (c) in its discretion, interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations, and take all other actions necessary or appropriate for the implementation and administration of the Plan.

     3.03 Decisions Final. All actions, decisions, interpretations and determinations of the Committee on all matters relating to the administration and operation of the Plan shall be within the Committee's sole discretion and shall be final and conclusive. No members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     3.04 Indemnification of Committee. The Company indemnifies and holds harmless the members of the Committee in their capacity as Committee members against all liability and expenses (including reasonable attorney, paralegal, and professional fees and court costs) arising from any threatened, pending or completed action, suit, proceeding (including administrative proceedings or investigations) or appeal, incurred by reason of the fact that such individual is or was a member of the Committee, provided that such individual (i) acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company as well as the Employees and Optionees, or (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

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                                   ARTICLE IV
                              ELIGIBILITY AND SCOPE
                              ---------------------


     4.01 Eligibility for Participation. Optionees under the Plan shall be selected by the Committee from amongst the Employees. An Optionee must be employed by the Company at the time the Option is granted. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the Employee's functions, responsibilities, value of services to the Company, and past and potential contributions to the Company's profitability and growth.

     4.02 Aggregate Limitations on Awards. Subject to the recapitalization provisions of Section 7.01 below, the maximum number of Shares of Common Stock which may be issued under the Plan shall be 1,500,000. The Shares of Common Stock may be authorized but unissued Shares, or may be treasury stock of the Company. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to an Option shall again become available for a future grant under the Plan, unless the Plan previously shall have been terminated.


                                    ARTICLE V
                                GRANT OF OPTIONS
                                ----------------

     5.01 Grant of Options. The Committee may, from time to time and subject to the provisions of the Plan and such rules and regulations as are prescribed by the Committee, grant to any Employee one or more Options to purchase a stated number of Shares of Common Stock for (i) cash, (ii) the exchange for Shares of Common Stock previously acquired by the Employee, (iii) in the discretion of the Committee, by delivery of the Optionee's personal recourse promissory note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service, or (iv) in the discretion of the Committee, by some combination of the foregoing.

     5.02 Option Agreements. The grant of an Option shall be evidenced by a written Option Agreement, executed by the Company and the Optionee, stating the number of Shares of Common Stock subject to the Option evidenced thereby, and in such form as the Committee may from time to time determine. Such Option Agreement shall state on its face whether the Option is intended to be a tax qualified, incentive stock option under Code Section 422 or a nonqualified, stock option subject to Code Section 83.

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     5.03 Option Price.

     A. With respect to an Option granted to an Employee that is intended to be a tax qualified, incentive stock Option under Code Section 422, the price per Share of Common Stock deliverable upon the exercise of the Option shall not be less than one hundred percent (100%) of the fair market value of a Share of Common Stock on the Grant Date. Notwithstanding the foregoing, in the event an Employee to whom the Option is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the foregoing price per Share of Common Stock shall not be less than one hundred ten percent (110%) of the fair market value of a Share of Common Stock on the Grant Date.

     B. The price per Share specified in the agreement relating to each nonqualified, stock Option subject to Code Section 83 granted under the Plan shall in no event be less than the lesser of (i) the book value per Share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per Share of Common Stock on the date of such grant.

     5.04 Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length. Notwithstanding the foregoing, the fair market value of the Common Stock shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

     5.05 Maximum Amount of Grant. With respect to an Option granted to an Employee that is intended to be a tax qualified, incentive stock Option under Code Section 422, the aggregate, fair market value of the Shares of Common Stock that may be subject to an Option (and to any other incentive stock options granted by the Company or its parent or subsidiaries, if any) and that shall be exercisable for the first time by the Optionee in a calendar year shall not exceed $100,000.00. For purposes of this Section, the fair market value of the Common Stock shall be determined as of the Grant Date. Such $100,000.00 limit shall not apply to nonqualified, stock options granted to Employees.

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     5.06 Term of Plan. Unless the Plan is terminated earlier by the Board, no award of an Option shall be made under the Plan after the date which is ten (10) years after the earlier of the date the Plan was adopted by the Board or the date the Plan was approved by the shareholders of the Company. Provided, however, that the Plan and all Options granted under the Plan prior to the termination of the Plan shall remain in effect until such Options have been exercised, satisfied or terminated in accordance with the Plan and the terms of such Options.

     5.07 Term of Options. Except as provided in Article VI below, the term of each Option shall be no more than ten (10) years from the date of the grant. Notwithstanding the foregoing, in the event the Employee to whom an Option intended to be a tax qualified, incentive stock option under Code Section 422 is to be granted owns Shares of Common Stock, as of the Grant Date, that comprise more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiaries, if any, the term of each Option to such Employee shall be no more than five (5) years from the date of the grant.

     5.08 Other Terms. In addition to the foregoing terms and conditions, the Committee may impose such additional terms, conditions and restrictions, including a vesting schedule, as are not otherwise inconsistent with this Plan.


                                   ARTICLE VI
                               EXERCISE OF OPTION
                               ------------------

     6.01 Procedure for Exercise.

     A. Any Option granted hereunder shall be exercisable at such times and under such terms and conditions as are determined by the Committee at the time of the grant and as are consistent with the terms of the Plan. An Option shall be deemed to be exercised when written notice of such exercise, along with full payment (be it in cash, promissory note or by the transfer of other Shares, in accordance with Section 5.01 above) for the Shares, has been delivered to the Secretary of the Company in accordance with the terms of the Option. Until the issuance of the stock certificate by the Company or its transfer agent, the Optionee shall have no right to vote the Shares nor to receive dividends, and shall not have any other rights as a stockholder of the Company with respect to the Shares of Common Stock subject to the Option. The Company or its transfer agent shall issue, or cause to be issued, such Common Stock certificate promptly upon exercise of the Option.

     B. The exercise of an Option in any manner shall result in a decrease in the number of Shares available for grant under the terms of the Plan and under the terms of the Option.

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     6.02 Termination of Employment. In the case of an Option granted to an
Employee that is intended to be a tax qualified, incentive stock option under Code Section 422 (not including such an Option converted to a nonqualified stock option within the scope of Code Section 83 under Paragraph 7.07 hereunder), in the event the employment of the Optionee terminates, whether voluntarily or involuntarily, such Employee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or sixty (60) days from such termination of employment (or such shorter period as is specified by the Committee in the Option Agreement). To the extent that the Optionee was not entitled to exercise the Option at the effective date of the Optionee's termination of employment or service to the Company, or the Optionee fails to exercise the Option within the time specified, the Option shall terminate.

     6.03 Disability of Optionee. In the case of an Option granted to an Employee that is intended to be a tax qualified, incentive stock option under Code Section 422, in the event the employment of the Optionee terminates due to the disability of the Optionee, such Optionee may exercise his or her Options to the extent exercisable at the time of such termination of employment. Such exercise shall occur within the earlier of the remaining term of the option or one hundred eighty (180) days after the effective date of the Optionee's termination of employment. For purposes of this Section 6.03, "disability" shall be as defined in Code Section 22(e)(3) and the Regulations thereunder.

     6.04 Death of Optionee.

     A. In the event of the death of an Employee to whom an Option that is intended to be a tax qualified, incentive stock option under Code Section 422 has been granted, any Option exercisable on the date of the Optionee's death may be exercised by the Beneficiary, provided that such exercise occurs within the earlier of the remaining term of the Option or one hundred eighty (180) days from the date of the Optionee's death. In the event the Optionee's employment had terminated prior to death, but the Option was still exercisable pursuant to Sections 6.01, 6.02 or 6.03 above, the Beneficiary shall be permitted to exercise the Option during the time periods specified in this Section 6.04.

     B. In the case of the death, an Option granted to an Employee that is intended to be a nonqualified stock option under Code Section 83 may be exercised, to the extent exercisable at death, at any time during the remaining term of the Option.

     6.05 Options Non-Transferable. Any Option granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, in any manner other than by the Optionee's last will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime, only by the Optionee.

     6.06 Manner of Payment. Upon the exercise of an Option, the Optionee shall pay to the Company, at the Committee's discretion:

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     (a) the cost of the Shares of Common Stock in cash;

     (b) in exchange for Shares of Common Stock previously acquired by the Optionee that at the time of such exercise have a fair market value equal to the exercise price;

     (c) by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable federal rate as specified by the Internal Revenue Code and Internal Revenue Service; or

     (d) any combination thereof.

     6.07 Restrictions on Certain Shares. The Shares of Common Stock issued to an Optionee pursuant to this Plan shall be subject to any and all federal and state securities laws, rules and regulations generally applicable to the Common Stock of the Company, including without limitation, any restrictions on the sale or other transfer of the Shares of Common Stock. Any certificate representing such Shares shall contain a restrictive legend evidencing the existence of any such restrictions.


                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

     7.01 Recapitalizations.

     A. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. Provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Any adjustment made pursuant to this Section shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

     B. Except as declared by the Board, in the event of the dissolution or liquidation of the Company, the Options granted under the Plan immediately shall terminate.

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     C. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless such successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case the Optionee shall retain the right to exercise the Option (which right shall no longer be subject to restrictions, including vesting provisions) as to all of the Shares of Common Stock subject to the Option through the date of the sale of the assets or the merger of the Company. Thereafter, the Option shall terminate. In the event any of the Options are not fully vested at the time of such sale or merger, such Options shall become fully vested and exercisable at that time.

     D. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph C above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

     E. Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         F. No fractional shares shall be issued under the Plan and the Optionee shall receive from the Company cash in lieu of such fractional shares.

     7.02 Withholding Taxes. Whenever the Company is required to issue or transfer Shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company any amount sufficient to satisfy any required federal, state and/or local withholding taxes prior to the delivery of any certificate or certificates for such Shares. Alternatively, the Company may issue or transfer such Shares of Common Stock, net of the number of Shares of Common Stock sufficient to satisfy the withholding requirements. For withholding tax purposes, the Shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     7.03 Right to Terminate Employment. Nothing in the Plan or Option, or in any agreement entered into pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or effect any right which the Company may have to terminate the employment of such Employee regardless of the effect of such termination of employment on the rights of the Employee under the Plan or any Option.

     7.04 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the Employees to receive awards, the form, amount and timing of such awards, the terms and

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provisions of such awards and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among Employees who receive, or who are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

     7.05 Leaves of Absence. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company to continue the employment of the Optionee after the approved period of absence. Options under the Plan shall not be affected by any change of employment within or among the Company, so long as the Optionee continues to be an employee of the Company. Notwithstanding the foregoing, the Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an Optionee.

     7.06 Amendment of Plan.

     A. The Board may, without further action by the shareholders of the Company, and without receiving any further consideration from the Optionees, amend this Plan or condition or modify awards under this Plan in respect to changes in securities, taxation or other laws or rules, regulations, or regulatory interpretations thereof applicable to this Plan, or to comply with stock exchange rules or requirements.

     B. The Committee may at any time, and from time to time, terminate, modify or amend the Plan (including modifying the mix of Shares to be issued pursuant to Code Sections 422 and 83) in any respect, except that without shareholder approval, the Committee may not (i) increase the aggregate, maximum number of Shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.01), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. Except as required or permitted by the preceding paragraph, the termination, modification or amendment of the Plan shall not affect an Optionee's rights under an award previously granted to such Optionee.

     7.07 Conversion of Qualified Options Into Non-Qualified Options. The Committee, at the written request of any Optionee may, in its discretion, take such actions as may be necessary to convert such Optionee's tax qualified, incentive stock option within the meaning of Code Section 422 (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into nonqualified, stock options within the scope of Code Section 83 at any time prior to the expiration of such Qualified Options, regardless of whether the Optionee is an Employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting

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nonqualified options as the Committee, in its discretion, may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's tax qualified, incentive stock option converted into a nonqualified option, and no such conversion shall occur until and unless the Committee takes appropriate action.

     7.08 Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted and purchases authorized under the Plan shall be used for general corporate purposes.

     7.09 Notice to Company of Disqualifying Disposition. Each Employee who receives a tax qualified, incentive stock option within the meaning of Code
Section 422 must agree to notify the Company in writing immediately after the Employee makes a "disqualifying disposition" of any Shares of Common Stock acquired pursuant to the exercise of a tax qualified, incentive stock option. A disqualifying disposition is any disposition (including any sale) of such Shares of Common Stock before the later of (a) two (2) years after the date the Employee was granted the tax qualified, incentive stock option or (b) one (1) year after the date the Employee acquired Shares of Common Stock by exercising the tax qualified, incentive stock option. If the Employee has died before such Shares of Common Stock are sold, these holding period requirements do not apply and no disqualifying disposition can occur thereafter.

     7.10 Governing Law; Construction. The validity and construction of the Plan and any instrument evidencing Common Stock rights shall be governed by the laws of the State of Nevada. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

     7.11 Shareholder Approval. In the event this Plan is not adopted by the shareholders of the Company by October 13, 1998, the Plan shall remain in effect, but all options granted hereunder, or to be granted hereunder, shall be nonqualified stock options under Code Section 83 and Regulations issued thereunder.


Originally adopted by the Board of Directors as of October 13, 1997 and amended by the Board of Directors as of June 23, 1998.


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